UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2003

(Date of earliest event reported)

FIBERSTARS, INC.

(Exact name of registrant as specified in its charter)

California	0-24230	94-3021850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44259 Nobel Drive, Fremont, California 94538

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:  (510) 490-0719

Item 5.  Other Events.

On December 8, 2003, the registrant and Mellon Investor Services LLC, a New Jersey limited liability company, executed Amendment No. 3 to the Rights Agreement, dated September 20, 2001, by and between the registrant and Mellon Investor Services LLC as Rights Agent (as amended from time to time, the “Rights Agreement”).  The Rights Agreement, and Amendment No. 3 thereto, are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.  The Rights Agreement was amended to allow a transfer of beneficial ownership of the shares of common stock held by Advanced Lighting Technologies, Inc., together with its affiliated or associated persons or entities (“ADLT”), to a trust (including any trustee of such trust) established to hold shares of common stock of the registrant pursuant to a confirmed and effective plan of reorganization of ADLT under chapter 11 of the Bankruptcy Code in the matter fashioned In re VENTURE LIGHTING INTERNATIONAL, et. al., Debtors, Case No. 03-0525, pending in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division, without triggering the occurrence of a “Distribution Date” (as defined in the Rights Agreement).

Item 7.  Financial Statements and Exhibits.

(c)                                       Exhibits

4.1                                 Rights Agreement dated as of September 20, 2001 by and between the registrant and Mellon Investor Services LLC as rights agent, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A filed September 21, 2001).

4.2                                 Amendment No. 3 to Rights Agreement, dated as of December 8, 2003, by and between the registrant and Mellon Investor Services LLC as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 9, 2004

FIBERSTARS, INC.

By	/s/ Robert A. Connors
Robert A. Connors
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1

Rights Agreement dated as of September 20, 2001 by and between the registrant and Mellon Investor Services LLC as rights agent, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A filed September 21, 2001).

4.2	Amendment No. 3 to Rights Agreement, dated as of December 8, 2003, by and between the registrant and Mellon Investor Services LLC as rights agent.